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                                                             Page 10 of 10 Pages

                             JOINT FILING AGREEMENT

                  The undersigned agree that this Amendment No. 5 to the Statement on Schedule 13D to which this Agreement is attached and any amendments thereto are filed on behalf of each one of them.

Date:             March 10, 1997

                                                   LN INVESTMENT CAPITAL LIMITED
                                                   PARTNERSHIP


                                                   By: /s/ Michael J. Connelly
                                                      ------------------------
                                                      Michael J. Connelly,
                                                      Managing General Partner

                                                   LEPERCQ INVESTMENT LIMITED
                                                   PARTNERSHIP-II


                                                   By: /s/ Michael J. Connelly
                                                      ------------------------
                                                      Michael J. Connelly,
                                                      Managing General Partner

                                                      /s/ Michael J. Connelly
                                                      ------------------------
                                                      Michael J. Connelly